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                                                                  Exhibit 4.2(c)


              SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


     THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated as of December 18, 1998 (the "Amendment") is entered into among APPLIED POWER CREDIT CORPORATION, a Nevada corporation ("Seller"), APPLIED POWER INC., a Wisconsin corporation, individually and as the initial Servicer (the "Servicer"), BARTON CAPITAL CORPORATION, a Delaware corporation, as the Purchaser (the "Purchaser"), and SOCIETE GENERALE, a banking corporation organized under the laws of France, acting through its Chicago Branch, as agent for the Purchaser (in such capacity, the "Agent").


                                R E C I T A L S
                                - - - - - - - -


     A. The Seller, the Servicer, the Purchaser and the Agent have entered into that certain Receivables Purchase Agreement, dated as of November 20, 1997 (as heretofore amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), pursuant to which Seller will sell to Purchaser certain Undivided Interests in all outstanding Pool Receivables purchased by Seller from the Originators pursuant to the Purchase and Sale Agreement (as defined in the Receivables Purchase Agreement).

     B. The parties to the Receivables Purchase Agreement desire to enter into this Amendment to amend the Receivables Purchase Agreement.

     1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Schedule I to the Receivables Purchase Agreement.

     2. Amendments to Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

          (a) Section 1.03(a) of the Receivables Purchase Agreement is hereby amended by deleting the amount "$90,000,000" where it appears in such Section and inserting in lieu thereof the amount "$150,000,000."

          (b) The definition of "Demand Note" set forth in Schedule I to the Receivables Purchase Agreement is hereby amended in its entirety as follows:

               "Demand Note" means the Second Amended and Restated Demand Promissory Note, in the original principal amount of $24,000,000 issued by API to Seller.

          (c) The definition of "Receivable" set forth in Schedule I to the Receivables Purchase Agreement is hereby amended by adding, immediately preceding the period at the end thereof, the following proviso:

               "; provided, however, that the term "Receivable" shall not include any right to payment to the Originator of which is Electronic Solutions and the obligor of which is Allied Signal, Inc."
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     3.  Conditions to Effectiveness.  This Amendment shall become effective on the date hereof when all of the following conditions have been satisfied:

          (a) All of the parties hereto shall have executed such Amendment;

          (b) The Agent shall have received the written consent of the Majority Purchasers (as defined in the Stand-By Purchase Agreement); and

          (c) The Agent shall have received from the Seller a fee in the amount of $35,000.

     4. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Purchase Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to "this Agreement", "hereof", "herein", or words of similar effect referring to such Agreement shall be deemed to be references to the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as set forth herein.

     5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     6. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of Illinois without regard to any otherwise applicable principles of conflicts of law.

     7. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.


                        [signature pages on next page]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              APPLIED POWER CREDIT CORPORATION

                              By:  /s/ James Maxwell IV
                                  ---------------------
                                Name: James Maxwell IV
                                Title: Assistant Treasurer


                              APPLIED POWER INC.

                              By:  /s/ James Maxwell IV
                                  ---------------------
                                Name: James Maxwell IV
                                Title: Assistant Treasurer

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

                              BARTON CAPITAL CORPORATION

                              By:  /s/ Juliana Johnson
                                  --------------------
                                Name: Juliana C. Johnson
                                Title: Vice President



                              SOCIETE GENERALE,
                              as the Agent

                              By:  /s/ Martin  J. Finan
                                  ---------------------
                                Name: Martin J. Finan
                                Title: Director

                              By:  /s/ Bradley P. Summers
                                  -----------------------
                                Name: Bradley P. Summers
                                Title: Director

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